UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2006

TELECOMM SALES NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123655	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

516-D River Highway, PMB 297
Mooresville, NC 28117-6830
(Address of Principal Executive Offices/Zip Code)

(512) 236-0925
(Registrant’s telephone number, including area code)

c/o Sky Source, LLC
8621 Gleneagles Drive
Raleigh, NC 27613
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Overview

On January 10, 2006, Telecomm Sales Network, Inc. (“Telecomm” or the “Company”) completed the acquisition of EnviroSystems, Inc. (“EnviroSystems”) in a reverse merger transaction (the “Merger”) pursuant to an Agreement and Plan of Merger dated as of November 11, 2005, as amended (the “Merger Agreement”), by and among Telecomm, TSN Acquisition Corporation (“TAC”), and EnviroSystems. TAC is a wholly owned subsidiary of EnviroSystems Holdings, Inc. (“Holdings”) and Holdings is a wholly owned subsidiary of Telecomm. Both Holdings and TAC were incorporated to effectuate the Merger. Effective at the closing of the Merger (i) TAC merged with and into EnviroSystems, with EnviroSystems as the surviving corporation, (ii) EnviroSystems became an indirect, wholly-owned subsidiary of Telecomm and (iii) Telecomm ceased its prior business and going forward its sole business became that of EnviroSystems.

Pursuant to the Merger Agreement, all of EnviroSystems preferred stock and all options and warrants to acquire EnviroSystems preferred stock were converted into the right to receive an aggregate of 6,400,000 shares of Telecomm common stock, $.0001 par value per share (the “Common Stock”). The shares of Common Stock issued in the Merger were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided under Section 4(2) of the Act and Rule 506 promulgated thereunder.

Concurrent with the closing of the Merger, Telecomm sold 4,250,000 shares of its Common Stock in a private placement to accredited investors at a price of $2.00 per share for aggregate gross proceeds of $8,500,000 (the “Offering”). The shares of Common Stock sold in the Offering were issued pursuant to the exemption from registration provided under Section 4(2) and Regulation 506 of the Act.

In connection with the Offering, Telecomm paid to Selling Agents (i) a fee equal to ten (10%) percent of the aggregate purchase price of the shares of Common Stock sold in the Offering and (ii) warrants (the “Agent Warrants”) to purchase up to that number of shares of Common Stock equal to fifteen (15%) percent of the shares of Common Stock sold in the Offering. The Agent Warrants are exercisable for a four year period at a price per share equal to $2.50 per share.

Upon closing of the Merger and the Offering (the “Closing”), Telecomm had 16,000,000 shares of Common Stock issued and outstanding with holders of the outstanding shares of Common Stock, immediately prior to the Closing holding approximately 33% of the outstanding Common Stock, the EnviroSystems preferred shareholders holding approximately 40% of the outstanding Common Stock and the purchasers in the Offering holding approximately 27% of the outstanding Common Stock.

Pursuant to the terms of an Escrow and Lock-Up Agreement, dated as of January 10, 2006, all 6,400,000 shares of Common Stock issued to the EnviroSystems preferred shareholders in the Merger are subject to a lock-up and will be held in escrow (the “Escrow Shares”) for a period equal to the longer of 12 months following the Closing and 9 months after the effective date of a registration statement covering the resale of the shares of Common Stock sold in the Offering, provided, that such lock-up period shall not exceed the date 15 months from the Closing. The Escrow Shares will be used to secure indemnification obligations of EnviroSystems shareholders to the Company under the Merger Agreement. The Escrow Shares are also subject to earlier release in certain instances.

In connection with the Merger, William Sarine and Tony Summerlin each resigned from our Board of Directors and from all offices they held with us and J. Lloyd Breedlove, Steve Hoelscher, Stephen A. Schneider, Jeffrey Connally and Charles Cottrell were appointed to Telecomm’s Board of Directors. In addition, J. Lloyd Breedlove was appointed as President and Chief Executive Officer and Steve Hoelscher as Chief Financial Officer, Treasurer and Secretary. As a result of the foregoing, our Board of Directors now consists of the above five persons. For certain biographical and other information regarding newly appointed officers and directors, see the disclosure under “Directors and Executive Officers” in this Report.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2005. The foregoing description of the Escrow and Lock-Up Agreement is qualified in its entirety by the full text of the agreement filed as Exhibit 10.5 hereto.

FORM 10-SB DISCLOSURE

Prior to closing of the Merger, Telecomm was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) immediately prior to change in control effected by the Merger. Accordingly, set forth below is the information that would be required if Telecomm were filing a general form for registration of securities on Form 10-SB under the Exchange Act.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to "we," "us" and the "Company" are to Telecomm Sales Network, Inc. a Delaware corporation, together with its indirect wholly-owned subsidiary, EnviroSystems, Inc., a Nevada corporation. Specific discussions or comments relating only to Telecomm Sales Network prior to the Merger will reference “Telecomm,” those relating only to EnviroSystems, Inc. will reference “EnviroSystems.”

DESCRIPTION OF BUSINESS

Telecomm

Telecomm is a development stage company, incorporated in the State of Delaware in August 2004, with no material assets and/or operations. Its sole business was to provide sales channel and marketing consulting support services to telecommunications companies. Prior to the Merger, Telecomm conducted no activities except for formulating a business plan and fundraising activities. Upon the closing of the Merger, Telecomm’s indirect wholly owned subsidiary TAC merged with and into EnviroSystems, with EnviroSystems as the surviving corporation and Telecomm ceased its prior business and its sole business became that of EnviroSystems, Inc.

EnviroSystems

EnviroSystems was incorporated in the state of Nevada in 1996, its offices are located at 1900 Wyatt Drive, Suite 15, Santa Clara, California, 95054 and its telephone number is (408) 566-0100. EnviroSystems’ website address is www.envirosi.com. Upon consummation of the Merger, Telecomm will relocate its principal executive offices in or around Charlotte, North Carolina and until such relocation is completed its office shall remain in Mooresville, North Carolina.

EnviroSystems, Inc. (“EnviroSystems” or “ESI”) has developed and has trade secret rights to what we believe to be a unique and proprietary nano-emulsion biocide technology platform that has initially been formulated into a hospital grade hard-surface disinfectant product. This Product, known as EcoTru® Ready to Use (“EcoTru® RTU”), effectively kills numerous bacteria, fungi, and viruses, including Hepatitis B and C, HIV, herpes and influenza. In addition to being highly effective as a broad-spectrum disinfectant, EcoTru® is unique in the market place in that it combines this effectiveness in a product which is non-toxic, non-corrosive, non-flammable and not harmful to the environment. We believe that EcoTru® RTU is the only commercial disinfectant registered with the Environmental Protection Agency (the “EPA”) as a Category IV disinfectant with specific EPA registered claims to kill 22 distinct pathogens, including but not limited to, the most virulent and disinfectant resistant pathogens such as MRSA (Methicillin resistant Staphylococus aureus), VRE (Vancomycin resistant Enterococcus faecalis) and Hepatitis B & C, as well as Herpes Simplex I & II, Legionella pneumophila, and Ecoli (Escherichia coli OH157).

While there are other Category IV disinfectants available on the market, we believe that EcoTru® is the only non-toxic product which meets the needs of the healthcare, food service, and other markets which require the critical broad-spectrum efficacy of our product. EcoTru®’s EPA status allows the product, to be marketed without any toxicity warnings on its label. We believe the EPA registered efficacy and safety advantages distinguish EcoTru® RTU from the myriad of bleaching agents, natural products, and other competing hospital-grade cleaners and disinfectants on the market. We also believe that ESI’s nano-emulsion technology may be formulated as a sterilant and that it may be developed for use as one or more FDA regulated wound cleansing and topical healing products for various animal and human markets.

The active biocide ingredient in ESI’s nano-emulsion and in EcoTru® RTU is parachlorometaxylenol (“PCMX”) which is a broad spectrum biocide that has been available on the market for decades. ESI has formulated PCMX into a unique nano-emulsion which enables EcoTru® RTU to deliver minute quantities of PCMX directly to the cellular walls of viruses, bacteria and fungi to quickly destroy them. The surface of each nano-particle has a negative surface charge that is crucial to the targeting mechanism. There is an electrostatic attraction between EcoTru®’s nano-particles and the microbes. The selective targeting of the microbes by these nano-particles is the basis for EcoTru®’s efficacy and safety. Thus, these nano-particles can be described as “smart bombs” designed to deliver biocide to harmful microbial targets. This direct action allows ESI to use lower concentrations of PCMX, only 0.2% of the total solution, resulting in EcoTru® products that we believe are highly effective yet safe and non-toxic to users

EcoTru® RTU liquid is available in 8 ounce and 22 ounce spray containers, one gallon bottles, 5 gallon pails and 55 gallon drums and has a shelf life of 18 months. EcoTru® RTU is also currently sold as heavy duty wipes, under the name “EcoTru® Cleansing Wipes.” We plan to further develop and test the wipes and register all available additional claims with the EPA. We intend to market a wipe with similar claims as those for EcoTru® RTU once EPA registration has been granted. We intend to apply to register our wipe technology with the EPA as soon as possible.

Market Strategy

The primary target market for our products is the healthcare industry including hospitals, surgi-centers, dialysis and other clinics, reference laboratories and dental offices where we believe the need for EcoTru® RTU is greatest. We currently have sales and/or distribution arrangements in the United States with Stericycle, Crosstex, Medline and Cardinal Healthcare Systems. In addition, we have an agreement with Blue Cross Health Services (BCHS) to sell EcoTru® RTU under the label “TruClean®” in the healthcare market in the United Kingdom where recent testing in a certified laboratory led to approval of the product for use in hospitals there. We also have a distribution agreement with Andpak to distribute our EcoTru® Cleansing Wipes to the aviation industry and we also sell our wipes directly to JetBlue Airlines. While we intend to initially target the healthcare and related industry market, we anticipate offering EcoTru® and any future products derived from our nano-emulsion to any and all industrial and consumer markets that may benefit from a safe disinfecting product.

Because we have focused our efforts on research and development, we have not devoted substantial funds to sales and marketing efforts, and therefore, since our inception in 1996, through September 30, 2005, we have incurred cumulative losses of $14,666,201 and sales of less than $1,500,000. We have incurred substantial indebtedness and are wholly reliant on the net proceeds raised from the sale of Common Stock in the Offering.

We believe that the concept of a non-toxic “safe” product that is also a broad spectrum disinfectant offers us a unique opportunity to differentiate our products in the surface disinfectant market. It is our intention to use our product’s unique characteristics to build acceptance of EcoTru® RTU as a non-toxic alternative significantly different from other disinfectant products and to disrupt the current marketplace for older toxic disinfectants.

Products

We currently manufacture one product, EcoTru® RTU, which we market in liquid form as a hospital grade hard surface disinfectant and as heavy duty wipes which are sold without the EPA approved claims available to EcoTru® RTU. Both products are based upon our proprietary PCMX formulation and nano-emulsion technology.

EcoTru® Ready to Use

Our core product is EcoTru® RTU which we sell to certain segments of the US healthcare market under the brand name “EcoTru® Professional” and to the aviation market as “EcoTru® 1453.” In addition, several distributors sell EcoTru® RTU as a private label product including: Stericycle (Sterisafe®) and Blue Cross Health Services which is selling EcoTru® RTU in the UK as TruClean®. EcoTru® RTU is currently available as a ready-to-use disinfectant/cleanser in 8 ounce and 22 ounce spray containers, 1 gallon bottles, 5 gallon pails and 55 gallon drums and has a shelf life of 18 months. EcoTru® RTU is also currently sold as heavy duty wipes; we plan to test and register claims for our heavy duty wipes with the EPA similar to those for EcoTru® RTU as soon as possible.

We believe that EcoTru® RTU offers a wide spectrum of efficacy and is effective as both an all-purpose cleaner and as a hospital grade hard surface disinfectant; thereby providing users with cost-savings in material and labor through the elimination of (i) the need to use multiple products and (ii) the procedures, disposal techniques, and costs associated with the use of toxic products. We believe that EcoTru® RTU is unique in killing the 22 pathogens identified on the product label while achieving the EPA’s lowest possible toxicity rating of IV in the categories which the EPA tests for toxicity (including primary skin, eye, lung irritation and oral and dermal toxicity). As a result, we are not required to provide hazard warnings on the EcoTru® RTU label. . We believe that EcoTru® is safe and effective on surfaces ranging from metals, metal alloys, plastics, synthetics, rubber, glass, painted surfaces, vinyl and fabrics and is therefore an ideal product to use on equipment or surfaces that require disinfecting on a regular basis.

EcoTru® received registration from the EPA in October of 1998, then again, after development and testing of the nano-emulsion technology, in 2001, with expanded registration that included more bacteria, fungi, and viruses. In 2003 further expansion of EcoTru®’s claims were registered through the EPA for MRSA and VRE the resistant bacteria for healthcare concerns and for Hepatitis C.

In May 2003, EcoTru® received clearance from the EPA as a safe, non-corrosive disinfectant for use on food contact surfaces. While current disinfectants specify they may be used in the kitchen, they are generally not registered for food contact surfaces. This food contact surface approval further expands the potential future applications of EcoTru® to include use in markets beyond healthcare, industrial and consumer (restaurants, hotels, cafeterias, kitchens, food stores, food-processing plants and on food preparation equipment).

We believe that EcoTru® is the only EPA registered disinfectant to have passed all components of the Aircraft Materials Specification (AMS) 1453 test, one of the most stringent materials tests to which a product can be submitted. Boeing has included EcoTru® 1453 on its list of products recommended for use on aircraft it has manufactured. In addition, Boeing internally tested EcoTru® under its D6-7127 protocols against fabrics, leathers and naughahyde. The results demonstrated that EcoTru® does not corrode, craze or harm the fabrics, and there was no staining as well. Castellini a manufacturer of Italian leather dental chairs, also tested EcoTru® on its material and found it non-staining and safe for the fabric.

EcoTru® Cleansing Wipes

EcoTru® Cleansing Wipes are pre-saturated in EcoTru® RTU and are marketed as heavy duty wipes, but not yet as an EPA registered disinfectant, for use in hospitals and medical clinics, dental offices, veterinary hospitals, aviation equipment, mass transit and cruise lines. We can make no disinfectant claims with respect to our wipes until such time as we register such claims with the EPA. We intend to attempt to register our EcoTru® Cleansing Wipes as a disinfectant with the EPA as soon as possible.

Potential Future Products

In the future, we may be able to use our nano-emulsion technology platform to develop new potential products with claims similar or identical to EcoTru® RTU. These products may include, an EPA registered wipe (as described above), EcoTru® FMD for foot and mouth disease, a sterilant, and a wound cleansing and topical healing agent for use on animals and humans.

Nano-emulsion Technology

We believe that our nano-emulsion technology is the first new technology to be applied to disinfectants in more than a quarter of a century. Through the use of nano-emulsion technology, we are able to create a highly efficient and safe delivery mechanism for parachlorometaxylenol, which is the antimicrobial ingredient used in our formulations.

We believe our products manufactured using the nano-emulsion technology specifically target infectious microorganisms without harming higher life forms or the environment.

Parachlorometaxylenol (“PCMX”)

PCMX is the active antimicrobial ingredient in our nano-emulsion and in EcoTru® RTU. PCMX has been used as an effective antimicrobial disinfectant ingredient for over five decades, both in the United States and in Europe. PCMX has a broad spectrum of activity against bacteria, virus, and fungal species. In other formulations using PCMX, its biocide activity has been limited due to the inability of such formulations to deliver PCMX directly to the site of action within cell membranes, because a water barrier exists between PCMX and micro-organism membranes, which are both oily. EcoTru® nano-emulsion “smart bombs” efficiently deliver the PCMX across this barrier to the site of action in the cell membranes.

In addition to its broad spectrum of activity, PCMX has a very low instance of allergic response (it has been used by the cosmetics industry for many years as a preservative) and it is rapidly degraded in the environment in both the presence and the absence of oxygen.

Nano-particle Anatomy

Observing the EcoTru® nano-emulsion under a very high degree of magnification, one would see a suspension of nano-particles moving very rapidly in distilled de-ionized water. These particles are approximately 250 nm across, or about 1/200th the width of a human hair. The center of the nano-particles is oily or lipophilic, as is the target microbial membrane.

Incorporated into these nano-particles is PCMX biocide. The surface of each nano-particle has a negative surface charge that is crucial to the targeting mechanism. There is an electrostatic attraction between EcoTru® nano-particles and the microbes. The selective targeting of the microbes by these nano-particles is the basis for EcoTru®’s efficacy and safety. Thus, these nano-particles can be described as “smart bombs” designed to deliver biocide to microbial targets.

Nano-Emulsion Mechanism

The use of PCMX in a nano-emulsion is the basis for EcoTru® RTU’s efficacy and safety. We believe that the physical size of the nano-emulsion particles and the electrostatic charge on the surface allows the particles to selectively target pathogenic microorganisms and deliver the biocide directly to the microorganisms’ cell membrane, thereby improving efficacy.

By delivering the PCMX directly to the cell membrane, EnviroSystems has been able to reduce the concentration of the biocide PCMX to 0.2% and yet achieve disinfectant efficacy not seen at 15 to 25 fold higher concentration.

In addition, we believe by targeting the membrane, it is not necessary to use an oxidizing biocide to kill the organism. Oxidizing biocides, such as bleach and hydrogen peroxide, are effective biocides but are indiscriminate, corrosive and require direct access to the organism. Also, differences in cell surface architecture, which is the key to cellular identity, provide the mechanism by which EcoTru® nano-particles discriminate between a pathogenic microorganism and a human cell. The difference between the membranes of human cells and gram positive bacteria, gram negative bacteria, and Mycobacteria, (which is the organism that causes Tuberculosis), is the foundation and focal point for the selective killing effect of EcoTru®.

Manufacturing

Production of EcoTru® RTU occurs in two distinct steps; the first of which is the production of EcoTru® concentrate and the second of which is the dilution of EcoTru® concentrate to produce EcoTru® RTU. We use contract manufacturers for each step in the process. We use BioRad Laboratories, an EPA registered manufacturer with its main office located in Hercules, California, for the production of EcoTru® concentrate. We do not have a manufacturing agreement with BioRad and all orders for EcoTru® concentrate are conducted on a purchase order basis. We believe that BioRad has the manufacturing capabilities to continue to meet our volume requirements and specifications through 2006 and until we are ready to conduct our own in-house manufacturing and/or identify another contract manufacturer to replace or supplement BioRad’s production. Production of the concentrate requires that the formulation be added in a specific sequence, under controlled time and temperature conditions to ensure that the proper chemical reactions take place to produce our proprietary nano-emulsion. All lots of EcoTru® concentrate produced by BioRad are subjected to quality control by us before release for use, by selecting random samples from each lot and subjecting them to testing. Additionally, we monitor vendor testing of raw materials and review production records to ensure EnviroSystems procedures and specifications are followed throughout production.

The second step in the process, the dilution of the concentrate to produce EcoTru® RTU is performed by Royal Chemical, located in Haywood, California. We do not have a manufacturing agreement with Royal Chemical and all orders for final products are conducted on a purchase order basis. As with the production of the concentrate, the preparation of the diluted final product must be done in a highly controlled manner so as to not destroy the nano-emulsion. Royal Chemical also bottles the EcoTru® RTU liquid and delivers it to us for shipping.

Our EcoTru® Cleansing Wipes are produced by Pouches, Inc., located in Southern California.

We currently have neither the capacity nor EPA site registration to internally manufacture our EcoTru® concentrate. Manufacture of EcoTru® concentrate is done on a sub-contract basis, with EPA site registration, by BioRad Laboratories and under a non-disclosure/non-compete agreement with ESI. We do have limited capacity and EPA site registration to convert EcoTru® concentrate to EcoTru® RTU. The conversion to EcoTru® RTU is done for smaller volume production.

We currently rely upon our contract manufacturers to acquire raw materials used in our products, including PCMX. Other than PCMX, the other raw materials used in manufacturing our products are commonly available through a number of suppliers. PCMX has one primary supplier in the United States, Clariant Corporation, although we believe there are smaller alternative sources in the United States. We also believe there are also alternative foreign sources for PCMX.

Future Possible Self Manufacture Capability

Upon achieving sufficient levels of sales and revenues, we may pursue the development of in-house manufacturing capabilities which we believe might reduce our cost of goods sold and improve our control over our trade secrets. We believe that such a facility would require approximately 20,000 to 80,000 square feet. Such facility would also need to include quality assurance and research and development facilities in addition to manufacturing facilities adequate to produce liquid EcoTru® products (anticipated and current) as well as EcoTru® concentrate. We estimate that once a particular site is chosen and permits are obtained, it will take at least six to nine months to complete installation and perform short-run production. We currently estimate that the costs for such a manufacturing facility would be at least $2.0 million.

Research and Development

To date, because of a lack of capital, we have not pursued new research and development activities and we do not have any full-time research personnel. We intend to use a portion of the net proceeds of the Offering to engage in research and development to expand our product offering from our current core product line, depending on the availability of funds, to a widespread array of products to fight infectious diseases. In the future, we may also expand our product offerings beyond hard surface disinfection to topical applications for humans and animals and as an additive/component to other products marketed by major pharmaceutical companies.

Government Regulation

Our disinfectant products are classified as pesticides and are subject to regulation by the United States Environmental Protection Agency (“EPA”), pursuant to the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) as amended by the Food Quality Protection Act (FQPA) of August 3, 1996. FIFRA requires that before any person in any state or foreign country can sell or distribute any pesticide in the United States, they must obtain a registration from the EPA. The term “pesticide,” as defined in FIFRA, means any substance or mixture of substances intended for preventing, destroying, repelling, or mitigating any pest, virus, bacteria, or other micro-organism (except viruses, bacteria, or other micro-organism on or in living man or other living animals). Pesticides include fungicides, disinfectants, sanitizers, and germicides. After the registration process and submission of required data, an accepted label is stamped accepted and returned to the registrant for the registered product. Annual Pesticide Maintenance Fees are required for registered products. Anyone who sells/distributes a pesticide (including antimicrobial products such as disinfectants, sanitizers, and germicides) must register that product in every state that they intend to sell/distribute and pay a registration fee.

In order to “produce,” defined to mean “to manufacture, prepare, propagate, compound, or process any pesticide . . . or to repackage or otherwise change the container of any pesticide . . .” the applicable plant and/or facility must be EPA registered. Upon registration an establishment number is assigned. The label and/or container must bear the registration number as well as the establishment number. Annual reports are required to be submitted to the EPA indicating the amount produced, repackaged/relabeled for the past year, amount sold/distributed for the past year within and outside of the U.S., and the amount to be produced/repackaged/ relabeled for the current year.

EPA regulations also require us to report adverse events associated with our products to the EPA. Failure to pay registration fees or provide necessary testing data, or evidence that one of our product is the cause of an adverse effect on humans or the environment, could result in the cancellation of an EPA registration.

We have one product registered with the United States Environmental Protection Agency, EcoTru® RTU, assigned EPA Registration No. 70791-1 which has an EPA registered label.

EnviroSystems is registered and has been assigned EPA Establishment No. 70791-CA-001. Also our contract manufacturers are registered EPA establishments.

EnviroSystems’ EcoTru® Cleansing Wipes have not been registered with the EPA and, therefore, we cannot market the wipes as a disinfectant. We intend to pursue EPA registration for the wipes as soon as possible. EnviroSystems is registered to and currently sells EcoTru® RTU in all of the 50 States in the United States and the District of Columbia, except that in the State of California EnviroSystems’ approval is conditional. The California Environmental Protection Agency has extended conditional approval pending receipt of additional test results for EcoTru® RTU. The additional test results must be provided to the California Environmental Protection Agency by the end of 2006 unless an additional extension is granted.

Foreign Regulation

Although to date we have not had substantial international sales of our products, when we do sell products in foreign jurisdictions, we will be subject to foreign regulations. For example, before we can introduce our products into certain markets in the United Kingdom, such products must be listed on the United Kingdom’s National Registry. We expect that we will have to register our products in other foreign jurisdictions before we can commence sales in such jurisdictions. Compliance with foreign requirements could require substantial expenditures and effort.

Competition

The market for products such as ours is highly competitive and we face competition from a number of companies, most of which have substantially greater brand name recognition and financial, research and development, production and other resources than we do.

Healthcare

Our competitors in the Healthcare market include Johnson & Johnson, Clorox, Steris Corporation, Caltech Industries, Sybron Dental Specialties, Inc., Reckitt Benkiser, Sensible Life Products, and Ecolab, Inc.

Many of our competitors’ products contain ingredients from one of the following four families of ingredients: ammonium, phenol, chlorine and or glutaraldehyde. We believe, one of the common characteristics of these types of active ingredients is that they are toxic skin penetrants. EcoTru® RTU has the advantage of being non-toxic and non-harmful. Some of our competitors’ products, including Benefect® are, according to Benefect’s product literature, based on natural ingredients that are non-toxic and are Category IV disinfectants. We believe that the exclusion of claims made by these products for certain pathogens such as MRSA (Methicillin resistant Staphylococus aureus), VRE (Vancomycin resistant Enterococcus faecalis) and Hepatitis B & C, as well as Herpes Simplex I & II, Legionella pneumophila, and Ecoli (Escherichia coli OH157) render these products less attractive to the markets that require broad-spectrum efficacy including the important healthcare and food-service arenas.

To the best of our knowledge, no competitive products have the non-toxic, non-corrosive, non-flammable and environmentally friendly features of our proprietary EcoTru® RTU formulation, as well as the efficacy against a broad range of micro-organisms and virulent pathogens. We believe, to date, our competition has used either less expensive toxic materials, diluted with water, to produce their surface disinfectants or natural ingredients which do not include the depth of EPA registered effectiveness claims granted to EcoTru® RTU.

Hospitality Aviation, Military

In the hospitality, aviation and military industry our primary competitors include Johnson & Johnson, Ecolab, Inc., Clorox, Sensible Life Products, and Proctor & Gamble, and others all of which have products with recognized national brands that include Clorox, Lysol, Pine Sol, and industry specific products. Products used in the hospitality industry generally compete based upon price. To date, relatively higher per unit costs of our product as compared to our competitors has limited our ability to compete in the hospitality industry. We believe that our principal competitive advantages of our products are their safety, non-corrosiveness and efficacy.

Intellectual Property

We have not applied for patent protection for our proprietary PCMX formulation or for our nano-emulsion technology and instead rely upon trade secret protection for protection of our formula, formulation, nano-emulsion technology or manufacturing process. We continue to review our intellectual property protection policy and have evaluated the use of patent versus trade secret protection for our intellectual property. While we cannot apply for patents on our formulation or nano-emulsion technology as a result of the passage of time, in the future we may seek other available patent protection. In addition, based upon our review of industry practice, we determined that it is more common to rely upon trade secret protection, rather than patents to protect intellectual property, particularly when such intellectual property involves processes such as ours. We have instituted strict internal procedures to protect the trade secrets and have confidentiality and non-disclosure agreements in place with our concentrate manufacturer BioRad and with our EcoTru® RTU bottler Royal Chemical.

We will continue to evaluate our current trade secret protection and may decide in the future, if available, to submit use or design patents in certain areas that will not require us to disclose the trade secrets that give EcoTru® or future potentially patentable derivative products a competitive advantage. In addition, we submitted both the early and the current versions of EcoTru® to a major U.S. de-formulation laboratory to see if they could reverse engineer our products. To date, despite their best efforts to reverse engineer our product, they have not been able to provide us with an accurate report of the nano-emulsion ingredients or manufacturing process.

As new products are brought to market, we intend to carefully analyze each for the methodology to be employed in protection of the intellectual property.

Pursuant to an Intellectual Property Assignment Agreement, effective as of July 30, 1996, between EnviroSystems, American Children’s Foundation (“ACF”), Richard M. Othus (“Othus”), Andrew D.B. Lambie (“Lambie”) and Cascade Chemical Corporation (“Cascade”), each of ACF, Othus, Lambie and Cascade irrevocably assigned to us all of their rights to the chemical formula which we use in the manufacture of our product. In consideration thereof, we agreed to pay to each of Othus and Lambie a royalty equal to 0.25% of gross revenues received by us from sales of our products throughout the world, less credits and returns, for as long as we sell products which embody the assigned formula.

Our products are sold under a variety of trademarks and trade names. We own all of the trademarks and trade names we believe to be material to the operation of our business. EcoTru® is currently registered in the United States, Japan, and Taiwan. We expect to file additional registrations in the European Union countries and Canada.

Except for the trademarks referred to above, we do not believe any single trademark is material to the operations of our business as a whole.

Employees

Effective immediately after the closing of the Merger, we had a total of five (5) full time employees. None of our employees are represented by a trade union. We anticipate hiring additional full time employees within the next twelve months.

Customers

We sell the majority of our products to customers in the healthcare industry, including hospitals, dental offices, physicians’ offices, reference laboratories, long term care facilities and veterinary offices. In addition, we also sell our products to airlines, the U.S. Government and customers in the hospitality industry. As of March 31, 2005 we had approximately 330 customers, most of which are in the healthcare industry and purchase our products through our distributors. Sales to our top ten customers represented approximately 78.4% of our 2004 sales. Of such sales, approximately 87.3% consisted of sales of our EcoTru® RTU and 12.7% were EcoTru® Cleansing Wipes. In 2004, JetBlue accounted for 52.4% of sales of our wipes.

Sales, Marketing, Distribution

We market and sell our products primarily through third party distributors and to a lesser extent through direct sales. In 2004, sales through distributors accounted for approximately 75.5% of our sales. We have entered into distribution agreements with distributors that service the industry segments that we have targeted for sales of our products. In the healthcare market, we have entered into distribution agreements with Stericycle (which markets EcoTru® under the private label “Sterisafe®”), Medline, Crosstex, and Cardinal Health Systems. In the transportation industry, we have entered into a distribution agreement with Andpak, a distributor to the airline industry (which re-packages and markets EcoTru® under the private label EcoTru®1453).

We have also entered into distribution agreements with distributors to market our products outside of the United States, such as Blue Cross Health Services which sells EcoTru® RTU under the private label TruClean® in the healthcare market in the United Kingdom, and Alpha Scientific Repair Services which is a distributor in Canada. To date we have had minimal international sales of our products.

Our direct sales efforts to date have been to healthcare facilities, institutions, commercial airlines and local governments and were intended primarily to help gain market acceptance, attract major distributors and establish EcoTru® as a brand. Direct sales to customers accounted for 11.8% of our 2004 sales, with sales to one customer, JetBlue accounting for 10.5% of total sales and 1.3% of direct sales.

The majority of our products are shipped to customers from our facility at 1900 Wyatt Drive, Santa Clara, CA. We use third party carriers to deliver our products. From time to time, we will arrange for shipments directly from our contract bottler Royal Chemical Company.

Insurance Matters

We maintain a general business liability policy and other coverages specific to our industry and operations. We also maintain general products liability coverage and directors and officers liability coverage. We believe that our insurance program provides adequate coverage for all reasonable risks associated with operating our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

Telecomm had no revenue from operations since its inception. Following the Merger, EnviroSystems operations shall constitutes all of Telecomm’s operations. The following discussion and analysis summarizes the significant factors affecting EnviroSystems’ results of operations for its 2005 fiscal year compared to EnviroSystems’ 2004 fiscal year and our and EnviroSystems’ combined financial liquidity and capital resources. Also discussed below are EnviroSystems’ results of operations for the nine-month period ended September 30, 2005 compared with EnviroSystems results of operations for the nine-month period ended September 30, 2004. This discussion and analysis should be read in conjunction with the financial statements and notes, and pro forma financial statements, included with this Report.

Results of Operations

Net Revenues. Net revenues were $670,214 in fiscal 2005, compared to net revenues of $592,058 in fiscal 2004. The $78,156 (13.20%) increase in net revenues in fiscal 2005 compared to fiscal 2004 was primarily due to increased unit volume of product sold.

Cost of Goods Sold. Cost of goods sold were $661,133 in fiscal 2005, compared to cost of goods sold of $462,470 in fiscal 2004. The $198,563 (42.93%) increase in cost of goods sold in fiscal 2005 compared to fiscal 2004 was due to increased overhead burden in product sold and write off of certain inventory components.

Gross Profit. Gross profit was $9,081 in fiscal 2005, compared to gross profit of $129,488 in fiscal 2004. The $120,407 (92.99%) decrease in gross profit was primarily due to increased sales volume in lower profit margin product and the increased overhead burden in product sold and write off of certain inventory components.

Total Operating Costs. Total operating costs were $2,300,277 in fiscal 2005, compared to total operating costs of $3,169,062 in fiscal 2004. The $859,704 (27.13%) decrease in total operating costs was due to reduction marketing and sales expenses.

Loss from Operations. Loss from operations was $2,300,277 in fiscal 2005, compared to loss from operations of $3,039,574 in fiscal 2004. The $739,297 (24.32%) decrease in loss from operations was due to reduction in operating expenses of $859,704 offset by reduced gross profit of $120,407.

The six months ended September 30, 2005 compared to the six months ended September 30, 2004

Net Revenues. Net revenues were $221,251 for the six months ended September 30, 2005, compared to net revenues of $365,079 for the six months ended September 30, 2004. The $143,828 (39.40%) decrease in net revenues for the six months ended September 30, 2005 compared to the comparable period in 2004 was due to reduced sales efforts while maintaining existing customer base.

Cost of Goods Sold. Cost of goods sold were $211,593 for the six months ended September 30, 2005, compared to cost of goods sold of $359,366 for the six months ended September 30, 2004. The $147,773 (41.12%) decrease in cost of goods sold for the six months ended September 30, 2005 compared to the comparable period in fiscal 2004 was due to decreased sales volume.

Gross Profit. Gross profit was $9,081 for the six months ended September 30, 2005, compared to gross profit of $5,713 for the six months ended September 30, 2004. The $3,945 (69.05%) increase was primarily due to sale of higher margin product.

Total Operating Costs. Total operating costs were $160,212 for the six months ended September 30, 2005, compared to total operating costs of $1,090,208 for the six months ended September 30, 2004. The $929,996 (85.30%) decrease in total operating costs was due to reduction of across the board operating expenses and $443,528 reduction of obligation to former CEO through settlement agreement,

Loss from Operations. Loss from operations was $150,554 for the six months ended September 30, 2005, compared to loss from operations of $1,084,495 for the six months ended September 30, 2004. The $933,941 (86.12%) decrease in loss from operations was due to increase in gross profit of $3,945 and decrease in operating expenses of $929,996.

Impact of Inflation

Inflation has not had a material effect on our results of operations.

Financial Liquidity and Capital Resources

In connection with the closing of the Offering, we received gross proceeds of $8,500,000. Of that amount we have used approximately $1,463,900, to repay outstanding indebtedness of EnviroSystems with a balance of approximately $673,000 indebtedness to be negotiated. A payment of $426,452 as settlement with the former CEO was also made. In addition, in connection with the Offering, we incurred expenses of $893,000 and we paid to selling agents in the offering a cash fee of $850,000.

We expect that the remaining proceeds from the Offering and cash flows from operations will be sufficient to pay our other existing obligations and obligations as they arise for the next twelve months. However, we may require additional working capital to expand our business. In the event we are not able to increase working capital, we may not be able to expand our business.

Off Balance Sheet Arrangements

Not applicable.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 2 to the audited financial statements of EnviroSystems. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K before investing in our Common Stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you could lose all of your investment.

Risks Related To Our Business

We have not applied for patents on our proprietary technology and rely upon trade secret protection to protect our intellectual property; it may be difficult and costly to protect our proprietary rights and we may not be able to ensure their protection.

We have not applied for patent protection for our proprietary formulas and nano-emulsion technology and have decided instead to rely upon trade secret protection to protect such intellectual property. Trade secrets are difficult to protect and while we use reasonable efforts to protect our trade secrets, we cannot assure that our employees, consultants, contractors or scientific advisors will not, unintentionally or willfully, disclose our trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. If we are unable to defend our trade secrets from illegal use, or if our competitors develop equivalent knowledge, it could have a material adverse effect on our business.

Any infringement of our proprietary rights could result in significant litigation costs, and any failure to adequately protect our proprietary rights could result in our competitors’ offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Therefore, we may not be able to protect our proprietary rights against unauthorized third party use. Enforcing a claim that a third party illegally obtained and is using our trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect our future operating results.

Potential claims alleging infringement of third party’s intellectual property by us could harm our ability to compete and result in significant expense to us and loss of significant rights.

From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays, disrupt our relationships with our customers or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Royalty or licensing agreements, if required, may not be available on terms acceptable to us. If a claim against us is successful and we cannot obtain a license to the relevant technology on acceptable terms, license a substitute technology or redesign our products to avoid infringement, our business, financial condition and results of operations would be materially adversely affected.

To date we have had significant operating losses, and an accumulated deficit and have had limited revenues and do not expect to be profitable for at least the foreseeable future, and cannot predict when we might become profitable, if ever.

We have been operating at a loss each year since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net losses for the six months ended September 30, 2005 and fiscal years ending March 31, 2005 and 2004 were $214,315, $2,382,487 and $3,286,376, respectively. Through September 30, 2005, we had an accumulated deficit of $14,666,201. We also have had limited revenues. Revenues for the six months ended September 30, 2005 and fiscal years ending March 31, 2005 and 2004 were $221,251, $670,214 and $592,058, respectively. Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

We operate in a highly regulated industry, which may delay the introduction of new products, cause withdrawal of products from the market, and have other adverse consequences.

Pursuant to applicable environmental and safety laws and regulations, we are required to obtain and maintain certain governmental permits and approvals, including an EPA registration for our core product EcoTru RTU. Permits and approvals may be subject to revocation, modification or denial under certain circumstances. While we believe we are in compliance in all material respects with environmental laws, there can be no assurance that our operations or activities will not result in administrative or private actions, revocation of required permits or licenses, or fines, penalties or damages, which could have an adverse effect on us. In addition, we cannot predict the extent to which any legislation or regulation may affect the market for our products or our cost of doing business. See “The Company - Government Regulations.”

Going concern opinions

The audited financial statements for Telecomm for the period ended September 30, 2004 and the audited financial statements for EnviroSystems for the year ended March 31, 2005, each included an explanatory footnote that such financial statements were prepared assuming that Telecomm and EnviroSystems, respectively, would continue as a going concern.

We are dependent upon the net proceeds from the Offering to repay our debts, effect the Merger and fund our operations.

We have had limited revenues and as of March 31, 2005 we had incurred a cumulative net loss of $14,451,886 and as of September 30, 2005, we had less than $100,000 in available funds. We are therefore, wholly dependent upon the net proceeds of the Offering to repay our debts, effect the Merger and have working capital to continue operations. In order to effect the Merger, approximately $2,900,000 of the net proceeds of the Offering were allocated to repayment of certain of our debts. The remaining net proceeds have been allocated to funding the costs of our operations including, but not limited to, hiring marketing and sales employees and research and development.

Our management will have broad discretion in the application of the net proceeds of the Offering.

After the repayment of approximately $2,900,000 of our debt, our management will have broad discretion to adjust the application and allocation of the remaining net proceeds of the Offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds of the Offering.

We do not have sufficient internal manufacturing capabilities to produce sufficient quantities of our product to meet current levels of demand and we rely upon a single supplier for our EcoTru® concentrate and one supplier for final processing and bottling of EcoTru® RTU making us vulnerable to supply disruption, which could harm our business.

We have limited manufacturing capabilities and rely upon two outside suppliers: BioRad Industries produces our EcoTru® nano-emulsion concentrate for us, and Royal Chemical converts the concentrate into EcoTru® RTU. We believe that using just two suppliers to produce EcoTru® RTU helps us to protect our trade secrets by limiting the number of third parties that have access to our proprietary information. We do not have contracts with our suppliers and rely upon purchase orders for purchasing concentrate and EcoTru® RTU. If our suppliers are unable to provide us with product in quantities we require or meeting our specifications, or if they raise their prices we would be required to seek new suppliers. Although we maintain inventories of EcoTru® concentrate and EcoTru® RTU which we believe would be sufficient to provide us with the time to locate alternative suppliers, if we are required to find new suppliers, we cannot assure that we will find alternative suppliers who will supply us with EcoTru® concentrate and EcoTru® RTU on similar economic terms, which could increase our costs of goods sold and have an adverse effect on our sales and results of operations.

In addition, if our suppliers encounter problems during manufacturing as a result of, among other things, failure to follow our protocols and procedures, failure to comply with applicable regulations, or equipment malfunction, any of which could delay or impede their ability to meet our demand, it could have a material adverse effect on our business. Further, any interruption or delay in the supply of EcoTru® concentrate or EcoTru® RTU, or our inability to obtain such goods from alternate sources at acceptable prices in a timely manner, could impair our ability to meet our customers demand and cause them to cancel orders or switch to competitive products, which would harm our business.

We rely upon a single supplier for parachlorometaxylenol (PCMX), the active ingredient in EcoTru® RTU.

We rely upon a single supplier, Clariant Corporation, to provide us with PCMX, which is the biocide used in our EcoTru® RTU products. Clariant Corporation is one of the largest suppliers of PCMX in the United States with some smaller sources in the United States. There are also some smaller foreign sources. If Clariant Corporation is unable to supply us with PCMX in the quantities and on the economic terms that we require, it could have a material adverse effect on our business. We have no written agreement with Clariant.

We lack sales, marketing and distribution capabilities and depend on third parties to market our product.

We do not have personnel dedicated solely to sales and marketing of our product and therefore we must rely upon third party distributors to market and sell our product. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our product that we require. We also rely upon third party carriers to distribute and deliver our product. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

We may face product liability for the products we manufacture and sell.

Manufacturing, marketing and sale of our products may subject us to product liability claims. We currently have insurance coverage against product liability risks up to an aggregate annual limit of approximately $1,000,000. However, such insurance coverage may not be adequate to satisfy any liability that may arise. Regardless of merit or eventual outcome, product liability claims may result in decreased demand for a product, injury to our reputation and loss of revenues. As a result, regardless of whether we are insured, a product liability claim or product recall may result in losses that could be material to us.

We are dependent upon sales of a single product, EcoTru® RTU to the healthcare industry for most of our sales. If our EcoTru® RTU product fails to gain market acceptance our business will suffer.

 EcoTru® RTU is currently our only product and sales of this product to customers in the healthcare industry account for substantially all of our revenue. We cannot provide assurance that we will be successful in convincing additional customers in the healthcare market to use our product, or if we can successfully branch out into other markets. Certain competitors have products that are established in our target markets, and we may not be able to convince users of those products to switch to EcoTru® RTU. Healthcare professionals may be hesitant to utilize our product given our product pricing structure and the fact that we are a relatively small company. If our product fails to gain additional acceptance in the healthcare industry, our business will be harmed.

All of our operations are conducted at a single location. Any disruption at our facility could adversely affect our operations and increase our expenses.

All of our operations are conducted at a single location in Santa Clara, California. We take precautions to safeguard our facility, including insurance, health and safety protocols. However, a natural disaster, such as a fire, flood or earthquake, could cause substantial delays in our operations, damage or destroy our books and records, computer systems, or inventory, and cause us to incur additional expenses. The insurance we maintain against fires, floods, earthquakes and other natural disasters may not be adequate to cover our losses in any particular case.

If we are unable to establish sufficient sales and marketing capabilities or enter into and maintain appropriate arrangements with third parties to sell, market and distribute our product, our business will be harmed.

We have limited experience as a company in the sale, marketing and distribution of EcoTru® RTU. We depend upon third parties to sell our product both in the United States and internationally. To achieve commercial success, we must develop sales and marketing capabilities and enter into and maintain successful arrangements with others to sell, market and distribute our products.

If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable. If our current or future partners do not perform adequately, or we are unable to locate or retain partners, as needed, in particular geographic areas or in particular markets, our ability to achieve our expected revenue growth rate will be harmed.

We face competition in our markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than we have.

Our products face competition from products which may be used as an alternative or substitute therefore. In addition we compete with several large companies in the disinfectant business. To the extent these companies, or new entrants into the market, offer comparable disinfectant products at lower prices, our business could be adversely affected. Our competitive position is based principally on our nano-emulsion technology, product quality and product safety. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive performance characteristics. There can be no assurance that we will have sufficient resources to maintain our current competitive position. See “Description of Business - Competition.”

We have not made certain lease payments due on our lease for our premises located at 1900 Wyatt Drive.

We have not made certain payments on our lease for our premises located at 1900 Wyatt Drive. As of December 31, 2005, we owed our landlord approximately $10,238 in back lease payments. Although our landlord has not, as of the date of this Current Report on Form 8-K, commenced legal proceedings against us to recover past due lease payments, if such an action is commenced and we are not able to settle such lawsuit or prevail in such litigation, it could have a material adverse impact on our operations.

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our internal resources, and other problems that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Our future success depends on retaining our existing key employees and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.

Our success depends in part on our ability to retain key employees including our executive officers. Following the Merger we have only entered into an employment agreement with one of our executives. Also, we do not currently carry "key man" insurance on our executives but intend to obtain it in the near future. It would be difficult for us to replace any one of these individuals. In addition, as we grow we may need to hire additional key personnel. We may not be able to identify and attract high quality employees or successfully assimilate new employees into our existing management structure.

We cannot predict the impact of our proposed marketing efforts. If these efforts are unsuccessful we may not earn enough revenue to become profitable.

Our success will depend on investing in marketing resources. Our proposed business plan includes hiring marketing personnel and a dedicated sales force and developing a comprehensive marketing plan for our product. Such a marketing plan may include attending trade shows and making private demonstrations, advertising and promotional materials, advertising campaigns in both print and broadcast media, and advertising/promotion-related operations.  We cannot give any assurance that these marketing efforts will be successful. If they are not, revenues may be insufficient to cover our fixed costs and we may not become profitable.

We expect to incur additional losses in the future.

We expect to incur significant operating losses in the near future. We intend to use a portion of the net proceeds from the Offering for sales and marketing, research and development and operating expenses. We will continue to incur significant expenses. We cannot predict when, if ever, we will operate profitably.

We might require significant additional capital to support business growth, and this capital might not be available.

We believe that the net proceeds from the Offering, after repayment of our debt obligations, will satisfy our current capital needs for approximately eighteen (18) to twenty-four (24) months. However, if, among other reasons, our revenue and/or expense estimates prove inaccurate, we will be required to raise substantial additional capital. Such capital might be raised through public or private financings, as well as borrowings and other sources. We do not currently have any commitments or immediate plans with respect to acquisition financing, and there can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms. The failure to obtain required financing by us when needed could result in us being required to substantially scale back our then operations.

Relationship with Principal Shareholders

MV Nanotech Corp. (“MV Nanotech”) beneficially owns in the aggregate approximately 8.6% (1,375,961 shares) and holders of EnviroSystems preferred stock beneficially own approximately 40% (6,400,000 shares) of the outstanding shares of our Common Stock. As a result, such persons will have substantial influence in all matters requiring a vote of our stockholders. This concentration of ownership could also have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the Common Stock or prevent our stockholders from realizing a premium over the market price for their shares of Common Stock. In addition, MV Nanotech, has made $850,000 principal amount of bridge loans to EnviroSystems, all of such funds, plus interest were repaid from the net proceeds of the Offering.

Our business may be affected by factors outside of our control.

Our ability to increase sales, and to profitably distribute and sell our products, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products in order to remain competitive and risks associated with changes in demand for disinfectants which can be affected by economic conditions, health care reform and government regulation.

We may incur increased legal, accounting and other expenses as a result of having to assimilate EnviroSystems into our business.

Following the Merger, we will incur will incur significant legal, accounting and other expenses in connection with bringing EnviroSystems in compliance with rules and regulations applicable to public companies that EnviroSystems did not incur as a private company prior to the Merger. In addition, if our Common Stock is eventually listed on Nasdaq or another major exchange, we will incur further additional listing and compliance expenses. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Risks Related To Our Common Stock

The price of our Common Stock may fluctuate significantly, which could lead to losses for stockholders.

The Stock of public companies can experience extreme price and volume fluctuations, which can be unrelated or out of proportion to the operating performance of such companies. We expect our stock price will be subject to similar volatility. Any negative change in the public’s perception of the prospects of our company or companies in our market could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

➢	variations in our operating results;

➢	announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by us or by our competitors;

➢	recruitment or departure of key personnel;

➢	litigation, legislation, regulation or technological developments that adversely affect our business;

➢	changes in the estimates of our operating results or changes in recommendations by any securities analyst that elect to follow our common stock; and

➢	market conditions in our industry, the industries of our customers and the economy as a whole.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

The trading market for our Common Stock may be affected by research and reports that industry or financial analysts may in the future publish about us or our business. We will not control these analysts. There are many large, well-established publicly traded companies active in our industry and market, which will mean it will be less likely that we receive widespread, if any, analyst coverage. Furthermore, if one or more of the analysts who in the future elect to cover us, downgrade our stock, our stock price would likely decline rapidly. If one or more of these analysts cease coverage of our Company, we could lose visibility in the market, which in turn could cause our stock price to decline.

We have no intention to pay dividends on our Common Stock.

For the foreseeable future, we intend to retain any remaining future earnings, if any, to finance our operations and do not anticipate paying any cash dividends with respect to our Common Stock. As a result, investors should not expect to receive dividends on any of the Shares purchased by them, for a long period of time, if ever.

Our Common Stock is quoted on the OTC Bulletin Board and there may be a limited trading market for our Common Stock.

Our Common Stock is quoted on the OTC Bulletin Board. There is extremely limited and sporadic trading of our Common Stock, and no assurance can be given, when, if ever, an active trading market will develop or, if developed, that it will be sustained. As a result, investors in our Common Stock may be unable to sell their shares.

If the registration statement that we intend to file is declared effective, sales of shares of our Common Stock on the open market could reduce the market price of our Common Stock.

Our Common Stock has extremely limited and sporadic trading. Sales of shares of the Common Stock in the open market could reduce any market price of the Common Stock, if a market should develop. An absence of a market for the Common Stock would make it more difficult for the Company to raise additional funds through an equity financing. Additionally, if the registration statement for the Shares should be filed and become effective, the number of shares of Common Stock eligible for public sale will increase, which could decrease any such market price, if a market were to develop for the shares.

Future sales of shares of our common stock may decrease the price for such shares.

When the Escrow and Lock-Up Agreement expires on the Common Stock issued to former preferred stockholders of EnviroSystems in connection with the Merger, such shares will be eligible for resale on the open market, many without any restrictions as to size or frequency of such sales. Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock.

We also intend to register certain shares of our common stock that are subject to outstanding warrants and stock options, or reserved for issuance under our stock option plan. Once such shares are registered, they can be freely sold in the public market upon exercise of the warrants or options. If any of our shareholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital. Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. In addition to the 16,000,000 shares of our Common Stock actually issued and outstanding, there will be another 8,337,500 shares of common stock reserved for future issuance as follows:

(i)	1,300,000 shares reserved for issuance under our Amended 2004 Equity Compensation Plan;

(ii)	2,400,000 shares reserved for issuance under our 2006 Incentive Stock Plan; and

(iii)	4,637,500 shares issuable upon exercise of outstanding stock purchase warrants.

Our Common Stock may be subject to Penny Stock Rules, which could affect trading.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities become subject to the penny stock rules, investors in our Common Stock may find it more difficult to sell their Telecomm securities.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our expectations concerning litigation, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to other factors discussed under the headings “Risk Factors” and “Description of Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

DESCRIPTION OF PROPERTY

Facilities

EnviroSystems maintains its principal executive offices and space for limited manufacturing operations and finished goods warehousing in approximately 5,400 square feet of leased space at 1900 Wyatt Drive, Suite 15, Santa Clara, California. Rent is $5,400 per month and monthly common charges are $810. The term of the lease expired on October 31, 2005. EnviroSystems has an agreement with the landlord to occupy and pay rent on a month-to-month basis until it moves into more suitable premises. EnviroSystems also uses a chemical warehouse facility located in Gilroy, California, which we use for storage of concentrate goods inventory. Rent varies based on usage and has recently been approximately $450 per month on a month to month basis. Telecomm will remain in its Mooresville North Carolina principal executive office temporarily while it locates more suitable premises in or around Charlotte, North Carolina.

We believe that our existing facilities are not adequate for the conduct of our business as currently configured and as currently contemplated to be conducted and therefore, as soon as possible, we intend to look for additional warehouse and office.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date immediately following the closing of the Merger and the Offering regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner	Amount (1)	Percent of Class
Directors and Named Executive Officers (2):
J. Lloyd Breedlove (3)	160,892	1.01%
Steve Hoelscher	0	*
Charles Cottrell	0	*
Jeffrey Connally	0	*
Stephen A. Schneider (4)	608,922	3.81%

All directors and named executive officers as a group (5 persons)	769,814	4.81%

Other 5% or Greater Beneficial Owners
The Ferguson Living Trust UDT 8/13/74 (5)	3,089,739	19.31%
MV Nanotech, Inc.(6)	1,375,961	8.60%
* Less than 1%.

(1)
Beneficial ownership is calculated based on 16,000,000 shares of our Common Stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days following the Closing of the Offering and the Merger. The shares issuable pursuant to those options or warrants are deemed outstanding for computing the percentage ownership of the person holding these options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

(2)	The address for the directors and named executive officers is c/o Telecomm Sales Network, Inc., 561-D River Highway, North Carolina 28117-6830.

(3)
Includes 60,892 shares of Telecomm Common Stock that Mr. Breedlove will receive in the Merger, assuming all of the outstanding options and warrants to purchase EnviroSystems preferred stock are exercised.

(4)
Includes 608,922 shares of Telecomm Common Stock that Mr. Schneider will receive in the Merger, assuming all of the outstanding options and warrants to purchase EnviroSystems preferred stock are exercised. Mr. Schneider holds options to purchase up to 320,000 shares of EnviroSystems preferred stock.

(5)
Represents the minim number of shares of Common Stock that The Ferguson Living Trust UDT 8/13/74 (the “Trust”) will receive in connection with the Merger. The Trust held 1,461,117 shares of EnviroSystems preferred stock and warrants to purchase up to 162,600 shares of EnviroSystems preferred stock. If none of the options and warrants to purchase EnviroSystems preferred stock are exercised, then the Trust’s 1,461,117 shares of EnviroSystems preferred stock will be converted into 3,704,200 Shares of Telecomm Common Stock and its percentage ownership would be 23.15.

(6)
Does not include (i) four year warrants to purchase up to 3,923,029 shares of Common Stock at an exercise price of $2.50 per share, which become exercisable 90 days after the Closing of the Merger, (ii) 1,854,039 shares of Common Stock and warrants to purchase 76,971 shares of Common Stock transferred to noteholders of MV Nanotech as described below. MV Nanotech purchased 3,230,000 shares of Common Stock and warrants to purchase 4,000,000 shares of Common Stock from the Company in October 2005. In consideration for the cancellation of an aggregate of $1,430,000, of indebtedness and other obligations owed to noteholders and other creditors of MV Nanotech, MV Nanotech issued to such note holders and creditors 1,854,039 shares of Common Stock and warrants to purchase 76,971 shares of Common Stock. In November 2005, MV Nanotech transferred 100,000 shares of Common Stock to Mr. Breedlove in partial consideration of Mr. Breedlove’s agreement to become the Company’s Chief Executive Officer and President. MV Nanotech disclaims beneficial ownership of the noteholders’ securities and the 100,000 shares of Common Stock transferred to Mr. Breedlove. MV Nanotech is beneficially owned by Robert Hersch.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of Telecomm’s and EnviroSystems’ directors, executive officers and significant employees at the Closing.

Name	Age	Position(s)

J. Lloyd Breedlove	58	President, Chief Executive Officer, Chairman
Steve Hoelscher	46	Chief Financial Officer, Secretary, Director
Charles Cottrell	62	Director
Jeffrey Connally	58	Director
Stephen A. Schneider	58	Director

J. Lloyd Breedlove

J. Lloyd Breedlove was appointed President and Chief Executive Officer of Telecomm and EnviroSystems and Chairman of Telecomm’s and EnviroSystems’ Board of Directors on January 10, 2006. Since 2004, Mr. Breedlove has served as a member of the Board of Directors of EnviroSystems. From June 2003 to present, he has been President and Chief Executive Officer of Imalux Corporation a corporation in the medical imaging equipment industry. Prior thereto, from December 2000 to May 2003 he was the President and Chief Executive Officer of KIVALO a healthcare technology company with emphasis on disease management. From 1991to 1999, Mr. Breedlove served as the Executive Vice President and Group President at Steris Corporation, a developer and manufacturer of infection and contamination control products. From 1989 to 1991, he was the President and Chief Executive Officer of CRI, a developer of a vascular surgery product and prior thereto he was the Director of Sales and held other sales and management positions at Mallinckrodt, Inc. a diverse company focusing on supplying products to the healthcare industry. Mr. Breedlove has a wide range of experience working with companies in various stages of development from start-ups to companies with global operations. During Mr. Breedlove’s tenure at Steris, annual sales increased from $13 million to greater than $820 million. He has served on numerous advisory and corporate boards, with an emphasis on establishing healthcare businesses. Mr. Breedlove received an MBA from Western Carolina University. Serving in Viet Nam, he was awarded the Bronze Star, Bronze Star with Oak Leaf Cluster, Vietnamese Cross of Gallantry, Air Medal and Purple Heart.

Steve Hoelscher

Mr. Hoelscher was appointed Telecomm’s and EnviroSystems’ Chief Financial Officer, Secretary and a member of each of Telecomm’s and EnviroSystems’ Board of Directors on January 10, 2006. Mr. Hoelscher is a Certified Public Accountant and has 24 years of accounting and auditing experience. Mr. Hoelscher has been the CFO for Mastodon Ventures, Inc., (an affiliate of MV Nanotech) a financial consulting business in Austin, Texas, from 2000 to the present. MV Nanotech has made loans to us in the aggregate amount of $850,000, which amount (plus accrued but unpaid interest) will be repaid out of the net proceeds of the Offering. Mr. Hoelscher is also the Chief Financial Officer of the EnXnet, Inc, a Tulsa, Oklahoma based publicly traded technology company since May 21, 2004 and has been providing accounting consulting services to the EnXnet since January 2001. Mr. Hoelscher will continue to provide limited consultation to Mastodon and will continue to consult with EnXnet but will devote such time as necessary to the performance of his duties to us. Mr. Hoelscher was the Controller for Aperian, Inc. an Austin, Texas based publicly traded company from 1997 to 2000. Prior to joining Aperian, he was the controller for Protos Software Company in Georgetown, Texas from 1996 to 1997. Mr. Hoelscher was Audit Manager with Brown, Graham and Company, P.C. from 1989 to 1996. Mr. Hoelscher received a Bachelor of Business Administration from West Texas A&M University (formerly West Texas State University) in Canyon, Texas in 1981.

Charles Cottrell

Charles Cottrell was appointed as a member of Telecomm’s and EnviroSystems’ Board of Directors on January 10, 2006. Since 2001, Mr. Cottrell has served as a principal of Mountain Green LLC, a manufacturer and distributor of natural cleaning products, located in Scottsdale, Arizona. Prior thereto, from 1979 to 1999, he served as the Chairman and Chief Executive Officer of Cottrell Limited, an Englewood, Colorado based company providing infection control products and services to the national healthcare market. Mr. Cottrell has over 30 years experience in bringing new products to market and developing brands. Mr. Cottrell received a Bachelor of Science from the University of Pittsburgh, and attended the Wharton School of Business’ Entrepreneurial Studies and Growth Programs and the Harvard University Business School’s Business Owners/President’s Program.

Jeffrey Connally

Jeffrey Connally was appointed as a member of Telecomm’s and EnviroSystems’ Board of Directors on January 10, 2006. Mr. Connally also serves a director of CM IT Solutions, Inc. Mr. Connally is a partner in Gener8biz, Inc., a sales and marketing consulting firm which he founded in May of 2003. Mr. Connally leads strategic engagements for Gener8biz’ high-tech, healthcare and financial services clientele. Prior thereto, in 1998 Mr. Connally was a founder of UpLink Corporation where he provided sales and marketing leadership and created the marketing, business development, sales, installation and support infrastructure for UpLink’s wireless/GPS-based technology. Mr. Connally has also held executive positions with several startup technology companies where he was responsible for establishing the sales process and channel strategy. Mr. Connally received a Bachelors in Business Administration from St. Michaels College in 1969 and an MBA from the University of Texas in 1993.

Stephen A. Schneider

Stephen A. Schneider was appointed as a member of Telecomm’s and EnviroSystems’ Board of Directors on January 10, 2006. From November 2004 until the closing of the Offering and the Merger, Mr. Schneider served as the Interim President and Chief Executive Officer of EnviroSystems. Mr. Schneider is co-founder and a former director of Alexza Pharmaceuticals, Inc., (formerly Alexza Molecular Delivery Corporation) (“Alexza”), a specialty pharmaceutical company developing drug products delivered by inhalation using a proprietary nano/micro-particle vaporization technology. Alexza was formed in December 2001, through the merger of Alexza Corporation and Molecular Delivery Corporation (“MDC”), a company engaged in developing new pharmaceutical delivery methods, founded in 1997 by Mr. Schneider. From 2001 to 2003, Mr. Schneider served as President and Chief Operating Officer of Alexza. Prior thereto, from 1997 to 2001, he served as the President and Chief Executive Officer of MDC. From January to March 2004, Mr. Schneider served as a consultant to the founder and President of TiNi Alloy Company. Mr. Schneider has 20 years experience in the pharmaceutical, medical device and medical service industries and has developed a number of early stage, start-up companies. Mr. Schneider received a Bachelor of Arts from Earlham College, a Master of Arts from the University of Houston, a JD from Golden Gate University of Law, and attended the Stanford University Graduate School of Business’ Stanford Leadership Academy, Executive Program for Growing Companies and Finance and Accounting for Non-Finance Executive programs.

Election of Directors and Officers

Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our Articles of Incorporation.

The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, then the shareholders may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or the Board of Directors may fill such vacancy.

Compensation of Directors

It is intended that each member of our board of directors who is not an employee of the Company (a “non-employee director”) will receive an annual retainer in cash and/or shares of Common Stock as determined by our board of directors and all directors will be reimbursed for costs and expenses related to attendance at meetings of the board of directors.

Our employee directors will not receive any additional compensation for serving on our board of directors or any committee of our board of directors, and our non-employee directors will not receive any compensation from us for their roles as directors other than the retainer, attendance fees and stock option grants described above.

EXECUTIVE COMPENSATION

We have not paid a salary to our former or current officers. Effective as of the Closing of the Offering and the Merger, we will commence paying salaries to our officers as described below.

Employment Agreements

We have entered into an employment agreement with J. Lloyd Breedlove, pursuant to which Mr. Breedlove has agreed to serve as our President, Chief Executive Officer and Chairman of the Board, effective January 10, 2006. The agreement has a 3 year term, commencing as of the Closing of the Offering and the Merger. The agreement provides for a base salary of $225,000 during the first year of its term and $250,000 during each of the second and third years of its term. In addition, upon the Closing of the Merger, we paid to Mr. Breedlove a signing bonus of $50,000 and have agreed to grant to Mr. Breedlove 4 year options to purchase up to 750,000 shares of Common Stock at an exercise price of $2.50 per share, vesting over a three year period in equal installments. Under the agreement, we have the right to terminate Mr. Breedlove without cause upon 12 months prior written notice. If Mr. Breedlove is terminated without cause by us, he will be entitled to receive a lump sum payment equal to the lesser of 12 months of the base salary then in effect or the balance of this base salary due under the agreement for the remainder of the term of the agreement. In addition, Mr. Breedlove is entitled to participate in all our benefit programs in effect during the term of the agreement and we have agreed to provide Mr. Breedlove with a life insurance policy in the face amount of $2,000,000, the beneficiary of which to be determined by Mr. Breedlove.

Other Compensation

In addition to the employment agreement with J. Lloyd Breedlove, we intend to pay Mr. Hoelscher $80,000 per year in consideration for Mr. Hoelscher serving as our Chief Financial Officer. We have not entered into an employment agreement with Mr. Hoelscher.

We may also issue to our officers and directors stock options on terms and conditions to be determined by our Board of Directors or designated Board Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EnviroSystems Transactions

In September 2005, EnviroSystems entered into a Settlement and Release Agreement with Diana Hoffman (“Hoffman”), its former President, Chief Executive Officer and Chairman of the Board and at that time a holder of 850,000 shares (83.19%) of EnviroSystems’ common stock. Pursuant to the terms of the agreement, EnviroSystems paid to Hoffman $312,314.68 as payment of back pay with interest and reimbursement of certain expenses, which such amount was paid out of the proceeds of the Offering. In connection therewith, in September 2005, MV Nanotech Corp. entered into a Stock Purchase Agreement with Hoffman, pursuant to which MV Nanotech purchased 850,000 shares of EnviroSystems common stock from Hoffman for an aggregate purchase price of $85,000.

In November 2005, The Ferguson Living Trust UTD 8/13/74 (the “Trust”), the then owner of 1,461,117 shares of EnviroSystems preferred stock, which represented approximately 57.89% of the issued and outstanding EnviroSystems preferred stock, and MV Nanotech Corp. (“MV Nanotech”), the then owner of 850,000 shares of EnviroSystems common stock, which represented approximately 83.19% of the issued and outstanding EnviroSystems common stock, entered into a Voting and Support Agreement, pursuant to which each of the Trust and MV Nanotech agreed to vote all of their respective shares of EnviroSystems common stock and EnviroSystems preferred stock in favor of the Merger Agreement and the Merger.

Telecomm Transactions

In October 2005, MV Nanotech purchased from Telecomm 3,230,000 shares of Common Stock and warrants to purchase up to 4,000,000 shares of Common Stock for an aggregate purchase price of $80,750. Half of the purchase price was paid in cash and the remaining $40,375 was paid pursuant to a promissory note made by MV Nanotech in favor of Telecomm, which is payable on or before December 31, 2005. From May through November 2005, MV Nanotech, made bridge loans to EnviroSystems in the aggregate principal amount of $850,000 which were used to fund EnviroSystems’ operations. All of such aggregate principal amount of bridge loans (plus accrued but unpaid interest) will be repaid out of the net proceeds of the Offering.

Immediately prior to the Closing of the Merger and the Offering, pursuant to two Repurchase Agreements, each dated as of October 31, 2005, Telecomm repurchased from each of William Sarine and Tony Summerlin, Telecomm’s former officers and directors, 1,000,000 shares each of Telecomm Common Stock for a price of $12,500 ($25,000 for all 2,000,000 shares).

In connection with his employment agreement, MV Nanotech transferred to Lloyd Breedlove 100,000 shares of Telecomm Common Stock.

DESCRIPTION OF SECURITIES

Our total authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share. After the Closing, 16,000,000 shares of Common Stock were issued and outstanding. There are no shares of preferred stock issued or outstanding.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Certificate of Incorporation and By-laws, and by the provisions of applicable Delaware law.

Common Stock

Holders of our Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors from time to time may determine. Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders. Cumulative voting with respect to the election of directors is not permitted by our Certificate of Incorporation. Our Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of shares of preferred stock in one or more series. Our Board of Directors has the authority, without any vote or action by the shareholders, to create one or more series of preferred stock up to the limit of our authorized but unissued shares of preferred stock and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the Board of Directors pursuant to a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

The provisions of a particular series of authorized preferred stock, as designated by the Board of Directors, may include restrictions on the payment of dividends on Common Stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of Common Stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of Common Stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of Common Stock, a liquidation preference established by the Board of Directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of Common Stock in the event of the liquidation of Telecomm.

There are no shares of preferred stock designated or issued as of the date hereof.

Warrants

In connection with the Offering, we issued Agent Warrants to purchase up to 637,500 shares of Common Stock to Selling Agents. Such Agent Warrants have an exercise price of $2.50 per share. The Agent Warrants are exercisable for four years from January 10, 2006 at the election of the Agent. The Agent Warrants will be exercisable for cash or pursuant to a cashless exercise provision. The shares of Common Stock underlying the Agent Warrants shall be registered for resale pursuant to the Registration Rights Agreement described herein and the Agent Warrants shall contain certain anti-dilution provisions which will adjust the number of shares underlying the Agent Warrants and the exercise price in the event of stock splits, stock dividends, or other re-capitalizations of the Company.

In connection with the Merger, we assumed warrants to purchase EnviroSystems Preferred Stock, which, as of the Effective Time of the Merger, became exercisable for shares of our Common Stock. All shares of our Common Stock issuable upon the exercise of such warrants are included in the 6,400,000 shares of Common Stock issued to the EnviroSystems preferred shareholders, and held in an escrow account, in connection with the Merger. The shares of Common Stock issuable upon the exercise of such warrants shall be delivered to the holders thereof out of the escrow account, after certain restrictions on transfer have terminated. Accordingly, the exercise of any or all of such warrants will not cause an increase in our issued and outstanding shares of Common Stock. In addition, we will not receive any proceeds from the exercise of such warrants. Such proceeds shall be paid to the EnviroSystems Preferred Shareholders pro rata. See “Description of Merger.”

In October 2005, we issued warrants to purchase up to 4,000,000 shares of Common Stock to MV Nanotech. These warrants have an exercise price of $2.50 per share and are exercisable for a period of four years commencing 90 days after the issue date. The warrants are exercisable for cash or pursuant to a cashless exercise provision. The shares of Common Stock underlying the warrants shall be registered for resale pursuant to the Registration Rights Agreement described herein and the warrants contain certain anti-dilution provisions which will adjust the number of shares underlying the warrants and the exercise price in the event of stock splits, stock dividends, or other re-capitalizations of the Company.

Options

In connection with the Merger, we assumed options to purchase EnviroSystems Preferred Stock, which, as of the Effective Time of the Merger, became exercisable for shares of Common Stock. All shares of Common Stock issuable upon the exercise of such options are included in the 6,400,000 shares of Common Stock issued to the EnviroSystems preferred shareholders, and held in an escrow account, in connection with the Merger. The shares of Common Stock issuable upon the exercise of such options shall be delivered to the holders thereof out of the escrow account, after certain restrictions on transfer have terminated. Accordingly, the exercise of any or all of such options will not cause an increase in our issued and outstanding shares of Common Stock. In addition, we will not receive any proceeds from the exercise of such options. Such proceeds shall be paid to the EnviroSystems preferred shareholders pro rata. See “Description of Merger.”

Stock Option Plans

2004 Equity Compensation Plan

We adopted our 2004 Equity Compensation Plan on September 1, 2004. The plan provides for the grant of options intended to qualify as “incentive stock options”, options that are not intended to so qualify or “nonstatutory stock options” and restricted stock. The total number of shares of common stock reserved for issuance under the plan is 1,300,000 shares, subject to adjustment in the event of stock split, stock dividend, recapitalization or similar capital change. No grants have been made under the plan.

The plan is administered by our Board of Directors, which selects the eligible persons to whom options or stock awards shall be granted, determines the number of shares subject to each option or stock award, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option or stock award granted under the plan shall be evidenced by a written agreement between us and the optionee.

Grants may be made to our employees (including officers) and directors and to certain consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options is determined by the Board of Directors. Incentive stock options granted under the plan have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

2006 Telecomm Stock Incentive Plan

In connection with the Merger, our board of directors adopted, subject to shareholder approval, the 2006 Telecomm Stock Incentive Plan (the “2006 Plan”). The 2006 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and stock appreciation rights. The number of shares of Common Stock that may be issued under the 2006 Plan is 2,400,000 shares of Common Stock.

The 2006 Plan will be administered by our Board of Directors, which will select the eligible persons to whom options or stock awards shall be granted, determine the number of shares subject to each option or stock award, the exercise price therefore and the periods during which options are exercisable, interpret the provisions of the plan and, subject to certain limitations, may amend the plan. Each option or stock award granted under the plan shall be evidenced by a written agreement between us and the optionee.

Grants may be made to our employees (including officers) and directors and to certain consultants and advisors.

The exercise price for incentive stock options granted under the 2006 Plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options will be determined by the Board of Directors. Incentive stock options granted under the 2006 Plan will have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options will be determined by the Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

Registration Rights

In connection with the Offering, pursuant to the terms of the Registration Rights Agreement, as promptly as reasonably practicable after the Closing of the Offering but in no event later that 90 days following the Closing of the Offering (the “Registration Filing Date”), we are obligated to file a shelf registration statement (the “Registration Statement”) on Form SB-2 or S-1 relating to the resale by the holders of the shares of Common Stock purchased in the Offering, any shares of Common Stock issuable upon exercise of Agents Warrants and such additional shares of Common Stock has may be determined by us (the “Registrable Securities”) at our expense. We agreed to use our best efforts to cause such registration statement to be declared effective within 90 days after the Registration Filing Date provided, however, that we are not obligated to effect any such registration, qualification or compliance or keep such registration effective: (a) in any particular jurisdiction in which we would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where we have not already done so, or (b) during any “blackout period” during which we determine that the distribution of our shares of Common Stock covered by the Registration Statement would be detrimental to us and our stockholders, in which case the Registration Filing Date will be extended to the date immediately following the last day of such “blackout” period.

In connection with the Merger, we have granted to the holders of our Common Stock who received such shares in connection with the Merger a one (1) time right to demand that we file a registration statement, covering the resale of such shares at our expense. Such demand must be made no later than sixty (60) days prior to or one (1) year following the expiration date of the applicable lock-up period and must be made in writing and signed by holders owning no less than 50.1% of the shares of our Common Stock not then freely tradable. We agreed to use our reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as possible, but in no event later than 150 days from the date of such demand.

Indemnification Matters

Our Certificate of Incorporation limits the personal liability of our officers and directors for monetary damages for breach of their fiduciary duty as directors, except for (i) liability that cannot be eliminated under the General Corporation Law of the State of Delaware (the “GCL”), (ii) any breach of such director’s duty of loyalty to the Company or its stockholders, (iii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which such director derived improper personal benefit. Our Bylaws also provide for the Company to indemnify directors and officers to the fullest extent permitted by the GCL. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors or officers.

The indemnification provisions described above provide coverage for claims arising under the Securities Act of 1933 and the Securities Exchange Act of 1934. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company’s Certificate of Incorporation, Bylaws, the GCL, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar is Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our shares are currently trading on the OTC Bulletin Board under the stock symbol “TNSW.” The first day on which the Company’s shares were traded was September 1, 2005. The high and the low trades for our shares for each quarter of actual trading were:

QUARTER	HIGH ($)	LOW ($)

September 1 to September 30, 2005	$0.45	$0.30
October 1, 2005 to December 31, 2005	$3.45	$0.36

The trades reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

The last sale price for the Common Stock on January 10, 2006, was $3.20. Because of the low volume of trading of our Common Stock, however, investors should not view this as a reflection of the value of our Common Stock, which value is substantially lower. The market price of our Common Stock increased substantially after the Merger with EnviroSystems was disclosed. Consequently, much of the current value of our Common Stock is tied to speculation about the value of the Merger with EnviroSystems and the associated financing. Our initial investors paid five cents per share and MV Nanotech recently paid $80,750 for 3,320,000 shares and warrants to purchase four (4) million additional shares. We believe that these lower prices are a better reflection of the value of our shares of Common stock than the market price. In addition, as a result of the Merger and the associated financing, the value of our Common Stock will depend upon the value of our only asset, the business and assets of EnviroSystems. EnviroSystems was a private company whose business, assets and financial performance has not been disclosed to the public, prior to this Currrent Report on Form 8-K.

Holders of Common Stock

After the closing of the Merger and the Offering, we had 16,000,000 shares of our Common Stock issued and outstanding and there were approximately 200 registered shareholders of our common stock. Of such shares, 6,400,000 which were issued pursuant to the Merger, are subject to an Escrow and Lock-Up Agreement. Included in such 6,400,000 shares are approximately 838,850 shares of Common Stock issuable upon exercise of EnviroSystems Options and Warrants. In addition, warrants to purchase 4,000,000 shares and 637,500 shares of our Common Stock were also outstanding as of that date.

Dividends

We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We have had no revenue or earnings. Our current policy is that if we were to generate revenue and earnings we would retain any earnings in order to finance our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows information about securities authorized for issuance under our equity compensation plans as of December 31, 2005:

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding (b)	Number of Securities remaining for future issuance under equity compensation plans(excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	None	Not Applicable	1,300,000

Equity compensation plans not approved by security holders	None	Not Applicable	2,400,000*

Total	None	Not Applicable	3,700,000

* Represents shares issuable under the 2006 Stock Incentive Plan which was adopted by the board of directors subject to shareholder approval.

Legal Proceedings

In March 2005, Atypical BioVentures Fund LLC (“ABF”) filed a complaint in the Superior Court of the State of California for the County of Santa Clara seeking to collect principal and interest in the amount of approximately $406,602 due under a Note and Warrant Purchase Agreement, dated as of June 15, 2004 between EnviroSystems, Inc. and Atypical BioVentures Fund LLC. In May 2005, EnviroSystems filed a general denial with the court. In May 2005, ABF filed an ex parte application for a right to attach order and for an order for issuance of a writ of attachment against EnviroSystems’ assets. The court granted ABF’s application. The writ of attachment issued in July 2005. In August 2005, ABF filed an attachment lien with the California Secretary of State, encumbering certain of our assets (not our intellectual property). We are currently in negotiations with ABF, we intend to apply a portion of the net proceeds of the Offering to pay the principal and unpaid and accrued interest due ABF.

Recent Sales of Unregistered Securities.

In connection with the Merger, we issued 6,400,000 shares of our Common Stock to the holders of EnviroSystems preferred stock in exchange for all the issued and outstanding shares of EnviroSystems preferred stock. The shares of Common Stock issued in the Merger were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

Concurrently with the closing of the Merger, we completed the sale of 4,250,000 shares of Common Stock in a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated November 16, 2005 (the “Offering”). We received gross proceeds of $8,500,000 from the sale of these shares.

The Offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. None of the shares of our Common Stock were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In connection with the Offering, we paid an aggregate cash fee of $850,000, to Selling Agents and issued four-year warrants to purchase up to 637,500 shares of our Common Stock at an exercise price of $2.50 per share.

Pursuant to a Securities Purchase Agreement dated as of October 31, 2005 (the “Agreement”) by and between Telecomm Sales Network, Inc. (the “Company”) and MV Nanotech Corp., a Texas corporation (“MV Nanotech”), the Company issued and sold to MV Nanotech 3,230,000 shares (the “Shares”) of the Company’s restricted common stock, par value $0.0001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase up to an additional 4,000,000 shares of Common Stock (collectively, the “Securities”). The Warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share. Pursuant to the Agreement, MV Nanotech paid the Company $80,750 for the Securities, of which $40,375 was paid in cash with the remainder paid pursuant to a non-interest bearing promissory note in the principal amount of $40,375, payable on or before December 31, 2005. The source of funds was MV Nanotech’s available funds.

Indemnification of Directors and Officers.

Our Certificate of Incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, we have included in our Certificate of Incorporation and our Bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under any agreement, vote of stockholders or otherwise.

The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claims arising against such person in their official capacities, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing, or otherwise, the company has been advised that the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF THE MERGER

The Merger

Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 11, 2005, as amended by the Amendment to Merger Agreement dated as of December 15, 2005 (the “Merger Agreement”), between Telecomm, Telecomm’s indirect wholly owned subsidiary, TSN Acquisition Corporation (“TAC”) and EnviroSystems, TAC merged with and into EnviroSystems, with EnviroSystems as the surviving corporation (the “Merger”).

Pursuant to the terms of the Agreement, we issued an aggregate of 6,400,000 shares of restricted Common Stock to the holders (the “Preferred Shareholders”) of EnviroSystems preferred stock (the “Preferred Stock”) and holders of options and warrants to purchase Preferred Stock (the “EnviroSystems Options and Warrants”) pursuant to the exemption from the registration requirements of the Act provided under Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder.

The Agreement was approved by the Board of Directors of EnviroSystems on October 17, 2005 and was submitted for approval to the common and Preferred Shareholders of EnviroSystems, voting as separate classes on December 28, 2005. The Agreement was approved by the Board of Directors of Telecomm and by the Board of Directors of TAC and EnviroSystems Holdings, Inc., the sole shareholder of TAC, by written consents each dated November 11, 2005.

After approval by the EnviroSystems common and preferred shareholders and upon filing of the Certificate of Merger with the Secretary of State of Nevada (the “Effective Time”), the following occurred:

•	TAC merged with and into EnviroSystems, with EnviroSystems as the surviving corporation and as a result becoming an indirect wholly-owned subsidiary of Telecomm;

•	Each outstanding share of EnviroSystems common stock was cancelled and extinguished;

•
The EnviroSystems Preferred Shareholders and the holders of EnviroSystems Options and Warrants received an aggregate of 6,400,000 Shares of restricted Common Stock, which such shares of Common Stock were placed in an escrow account to be held pursuant to an escrow agreement described below.

Merger Consideration; Escrow Agreement

As consideration for the Merger, Telecomm issued an aggregate of 6,400,000 restricted shares of Telecomm Common Stock (the “Merger Shares”) to the EnviroSystems Preferred Shareholders and the holders of EnviroSystems Options and Warrants. On the closing date of the Merger (the “Merger Closing”), all of the Merger Shares were deposited by Telecomm into an escrow account pursuant to the terms of an Escrow Agreement (the “Escrow Agreement”) by and among Telecomm, the Escrow Agent and the other signatories thereto. Pursuant to the terms of the Escrow Agreement, the Merger Shares will be held in escrow for a period equal to the longer of 12 months following the closing of the Merger or 9 months after the effective date of a registration statement registering the shares of Common Stock sold in the Offering. Provided, however, that in no event shall such Merger Shares be held in escrow for a period exceeding 15 months from the closing of the Merger. The Escrow Agreement also provides for earlier release of the Merger Shares in certain instances.

EnviroSystems Preferred Stock Conversion

At the Effective Time, each share of EnviroSystems Preferred Stock issued and outstanding immediately prior to the Effective Time or reserved for issuance upon exercise of all outstanding EnviroSystems Options and Warrants, was canceled, extinguished and automatically converted ("Telecomm Preferred Conversion Ratio"), into the right to receive, 1.902881 shares of Common Stock (subject to adjustment), which equaled, in the aggregate, forty percent (40%) of the issued and outstanding Common Stock immediately following the Merger Closing (the "EnviroSystems 40% Interest"), after giving effect to, and only to, the issuance by Telecomm of shares of Common Stock issued (or reserved for issuance in the case of warrants, options, convertible or exchangeable securities) to (1) purchasers of Telecomm Common Stock in this Offering, (2) holders of any Agents’ Warrants issued in connection with the Offering; and (3) all other issued and outstanding shares of Common Stock (collectively, the "Telecomm Post Merger Outstanding Shares").

MV Nanotech Bridge Loans

Secured Convertible Promissory Notes of EnviroSystems in favor of MV Nanotech Corp., dated March 9, 2004, May 13, 2005, June 9, 2005, September 2, 2005, September 23, 2005, October 3, 2005 and November 14, 2005, respectively, in the aggregate principal amount of $850,000 (the “Bridge Loans”) were repaid upon the Merger Closing.

Item 3.02 Unregistered Sale of Equity Securities.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the Merger (as described in Item 2.01 of this Current Report on Form 8-K), effective immediately prior to the completion of the Merger, Mr. William Sarine and Mr. Tony Summerlin resigned as directors of Telecomm and from all offices they held with Telecomm. Effective immediately upon the closing of the Merger, J. Lloyd Breedlove was appointed as our director, chairman of the board, president and chief executive officer and Steven Hoelscher was appointed as our director, chief financial officer, secretary and treasurer. In addition, Stephen Schneider, Charles Cottrell and Jeffrey Connelly were appointed to serve as directors.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the closing of the Merger, Telecomm relocated its corporate headquarters from c/o Skye Source, LLC, 8621Gleneagles Drive, Raleigh, NC 27613. Telecomm is in the process of locating a new corporate headquarters in or near Charlotte, North Carolina, and is temporarily using its current headquarters at 516-D River Highway, PMB 297, Mooresville, North Carolina 28117-6830. Telecomm’s new phone number is (512) 236-0925.

 Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

EnviroSystems’ audited financial statements for the fiscal years ended March 31, 2005 and 2004 are filed as Exhibit 99.1 to this Current Report on Form 8-K and EnviroSystems’ unaudited financial statements for the interim period ended September 30, 2005 and 2004 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(b) Pro-Forma Financial Information.

Pro forma information for Telecomm reflecting the Merger has not been provided because historically, Telecomm has had no operations and, therefore, a pro forma presentation of Telecomm’s financial information would for the most part be a presentation of EnviroSystems’ historical financial statements. The business of Telecomm going forward will be the business of EnviroSystems and, accordingly, a more accurate representation of the effect of the Merger on a pro forma basis is provided by a review of EnviroSystems’ financial statements provided pursuant to Item 9.01(a) above.

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certification of Incorporation (1)
3.2	By-Laws (1)
4.1	Specimen Certificate of Common Stock (1)
10.1	2004 Equity Compensation Plan (1)
10.3	Securities Purchase Agreement, dated as of October 31, 2005 between MV Nanotech Corp. and Telecomm Sales Network, Inc. (2)
10.4
Agreement and Plan of Merger, dated as of November 11, 2005 by and between Telecomm, TSN Acquisition Corporation and EnviroSystems, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. Telecomm Sales Network, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.) (3)

10.5	Escrow/Lock-Up Agreement, dated as of January 10, 2006 between Telecomm, EnviroSystems and the other signatories thereto. (4)
10.6	Employment Agreement with Lloyd Breedlove (4)
99.1	EnviroSystems’ audited financial statements for the fiscal years ended March 31, 2005 and 2004 (4)
99.2	EnviroSystems’ unaudited financial statements for the interim period ended September 30, 2005 and 2004 (4)

(1)	Filed as an exhibit to Telecomm’s Registration Statement on Form SB-2 filed on March 16, 2005 and incorporated herein by reference.
(2)	Filed as an exhibit to Telecomm’s Current Report on Form 8-K filed on November 11, 2005 and incorporated herein by reference.
(3)	Filed as an exhibit to Telecomm’s Current Report on Form 8-K filed on November 17, 2005 and incorporated herein by reference.
(4)	Filed herewith.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOMM SALES NETWORK, INC.

Date: January 12, 2006	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Certification of Incorporation (1)
3.2	By-Laws (1)
4.1	Specimen Certificate of Common Stock (1)
10.1	2004 Equity Compensation Plan (1)
10.3	Securities Purchase Agreement, dated as of October 31, 2005 between MV Nanotech Corp. and Telecomm Sales Network, Inc. (2)
10.4
Agreement and Plan of Merger, dated as of November 11, 2005 by and between Telecomm, TSN Acquisition Corporation and EnviroSystems, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. Telecomm Sales Network, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.) (3)

10.5	Escrow/Lock-Up Agreement, dated as of January 10, 2006 between Telecomm, EnviroSystems and the other signatories thereto. (4)
10.6	Employment Agreement with Lloyd Breedlove (4)
99.1	EnviroSystems’ audited financial statements for the fiscal years ended March 31, 2005 and 2004 (4)
99.2	EnviroSystems’ unaudited financial statements for the interim period ended September 30, 2005 and 2004 (4)

(1)	Filed as an exhibit to Telecomm’s Registration Statement on Form SB-2 filed on March 16, 2005 and incorporated herein by reference.
(2)	Filed as an exhibit to Telecomm’s Current Report on Form 8-K filed on November 11, 2005 and incorporated herein by reference.
(3)	Filed as an exhibit to Telecomm’s Current Report on Form 8-K filed on November 17, 2005 and incorporated herein by reference.
(4)	Filed herewith.